EXHIBIT 5.1





April 21, 1999



24/7 Media, Inc.
1250 Broadway
New York, New York 10001

Ladies and Gentlemen:

            You have requested our opinion in connection with the filing by 24/7 media, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission of a Registration Statement on Form S-1 (Registration Statement No. 333- 70857) (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to its shares of common stock, par value $.01 per share, of the Company ("Common Stock").

            We have examined such records, documents and other instruments as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. We have also assumed without investigation the authenticity of any document submitted to us as an original, the conformity to originals of any document submitted to us as a copy, the authenticity of the originals of such latter documents, the genuineness of all signatures and the legal capacity of natural persons signing such documents. We have also relied on certain matters contained in certificates of public officials and officers of the Company.

            Based upon the foregoing, we are of the opinion that the Common Stock (to the extent issued and sold by the Company) have been duly authorized and, when issued, delivered and paid for in accordance with the underwriting agreement as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

            The foregoing opinion relates only to matters of the internal law of the State of New York and to the General Corporation Law of the State of Delaware and to the laws of the United States of America and does not purport to express any opinion on the laws of any other jurisdiction.


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24/7 Media, Inc.
April 21, 1999
Page 2


            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto (including post-effective amendments) and to the references to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                               Very truly yours,

                               /s/ Proskauer Rose LLP

                               PROSKAUER ROSE LLP